Exhibit 99.1

Principal Subsidiaries of Universal Truckload Services, Inc.

Name of Subsidiary	Jurisdiction of Incorporation/ Organization
Cavalry Logistics, LLC	Tennessee
Diversified Contract Services, Inc.	Michigan
Flint Special Services, Inc.	Michigan
LGSI Equipment of Indiana, LLC	Indiana
LINC Logistics, LLC	Michigan
LINC Ontario, Ltd.	Michigan
Logistics Insight Corp.	Michigan
Logistics Insight Corporation, S. de R.L. de C.V.	Mexico
Logistics Insight GmbH	Germany
Louisiana Transportation, Inc.	Michigan
Mason Dixon Intermodal, Inc.	Michigan
dba Universal Intermodal Services, Inc.
ULINC Staffing de Mexico, S. de R.L. de C.V.	Mexico
Universal Dedicated, Inc.	Michigan
Universal Logistics Solutions International, Inc.	Illinois
Universal Logistics Solutions Canada, Ltd.	Canada
Universal Specialized, Inc.	Michigan
Universal Truckload, Inc.	Delaware
UT Rent A Car, Inc.	Michigan
UTS Realty, LLC	Michigan
UTSI Finance, Inc.	Michigan
Westport USA Holding, LLC	Delaware
Westport Axle Corporation	Kentucky